K's Media Appoints Mr. Andy Pang as Chief Operating Officer

Thursday September 4, 1:38 pm ET

BEIJING, Sept. 4 /Xinhua-PRNewswire/ -- K's Media (the "Company") (OTC Bulletin Board: KVME - News), a company engaged in specialized media and advertising activities in China, announced today that it has appointed Mr. Pang Linshun as its Chief Operating Officer.

Mr. Pang has over 33 years of experience in media. He spent more than 10 years in the China market, in roles where he was primarily responsible for planning, implementation and assessment of advertising, sales promotion and merchandising programs; and supervising media planning and buying activities. Since 2007, as National Buying Director of Media Planning Group ("MPG"), Mr. Pang managed the purchasing activities of four offices located in Beijing, Shanghai, Guangzhou and Hong Kong, and worked to establish relations with numerous large companies. Prior to joining MPG, Mr. Pang served as Media Director at Dentsu China Ltd., one of the largest advertising agencies in the world. From 2001 to 2002, he was the Managing Director - China, of Starcom Worldwide. From 1999 to 2001, Mr. Pang was General Manager for Optimum Media Direction ("Optimum"). Prior to joining Optimum, Mr. Pang was employed in various other media related positions.

"I'm delighted that Mr. Pang is joining K's Media as the Chief Operating Officer. We believe his broad experience and contacts in the industry will play a significant part in K's Media's goal of becoming a leading out-of-home media company in China," stated Jake Wei, CFO of the Company.

Mr. Pang commented "I'm thrilled by the innovative idea of advertising in KTV lounges in China, given the popularity of KTV night clubs in Asia. I'm looking forward to leading the development of the Company's operating division and working with such an impressive team."

About the Company:

The Company targets premium brand advertisers by placing their commercials in KTV lounges in China. Attempts to reach high-end consumers through traditional advertising channels with powerful and visually appealing presentations may be costly and inefficient. The Company believes that placing ads in KTV lounges is both innovative and unique and could prove to be a highly effective method of advertising. KTV lounges are popular in Asia, providing private rooms with karaoke systems, which are used for group entertainment or business purposes. The Company believes that advertising on KTV screens offers an impressive and influential way to target high-end consumers.

On January 18, 2008, the Company completed a Share Exchange Agreement with Orient Come Holdings Ltd and Beijing K's Media Advertising Ltd. Co., which transferred the Company from mineral exploration to the media and advertising market.

Forward-looking Statements:

Certain statements made in this press release are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this report are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from any future results, performance, or achievements implied by such forward-looking statements. Statements in this press release that are forward-looking statements are based largely on our current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations, and objectives and financial needs. Actual results may differ materially from expected results including with respect to the following factors: correct measurement and identification of factors affecting the Company's business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which the Company's business plan is based or the success of its business strategy, including, but not limited to, the availability of financing on acceptable terms necessary to continue the deployment of the Company's advertising network, acquisitions of necessary devices in the markets in which the Company intends to deploy its advertising systems, the impact of rules and regulations promulgated by regulatory agencies in the countries in which the Company operates, and as a result of other risks detailed from time to time in the Company's reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2008. The Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason, except as required by law.

    For more information, please contact:

     Jake Wei
     K's Media
     Tel:      +1-888-685-3791
     Email:    investor@mediaks.cn
     Web site: http://www.mediaks.cn

Source: K's Media